Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

June 15, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

America First Multifamily Investors, L.P. Announces 12% Increase

in Quarterly Distribution and a Supplemental Distribution

Omaha, Nebraska – On June 15, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced that the Board of Managers of Greystone AF Manager LLC (“Greystone Manager”) declared a cash distribution to the Partnership’s Beneficial Unit Certificate (“BUC”) holders of $0.57 per BUC. The distribution consists of a regular quarterly distribution of $0.37 per BUC plus a supplemental distribution of $0.20 per BUC. The distribution is payable on July 29, 2022 to BUC holders of record as of the close of trading on June 30, 2022. The BUCs will trade ex-distribution as of June 29, 2022.

The increase in the regular quarterly distribution to $0.37 per BUC represents a 12% increase from the previous quarterly distribution of $0.33 per BUC, which was declared in March 2022. The supplemental distribution of $0.20 per BUC reflects a portion of the Partnership’s recent gains on the sale of its Vantage investments. The supplemental distribution has been declared in connection, and will be paid together, with the regular quarterly distribution.

While the Board has not yet declared any distributions for subsequent quarters, the Partnership currently expects to continue to be in a position to make supplemental distributions, in addition to the regular quarterly distributions, for the remaining quarterly periods in 2022.

“The Board’s approval of a 12% increase to the regular quarterly distribution demonstrates its confidence in the execution of our strategy and the strong cash generation capability of our portfolio of investments,” said Kenneth C. Rogozinski, Chief Executive Officer of ATAX. “The meaningful supplemental distribution declared today demonstrates our commitment to returning a significant portion of our earnings from Vantage investment sales to our unitholders.”

Greystone Manager is the general partner of America First Capital Associates Limited Partnership Two, the Partnership’s general partner. Distributions to the Partnership’s BUC holders, including regular and any supplemental distributions, are determined by Greystone Manager based on a disciplined evaluation of the Partnership’s current and anticipated operating results, financial condition and other factors it deems relevant. Greystone Manager continually evaluates the factors that go into BUC holder distribution decisions, consistent with the long-term best interests of the BUC holders and the Partnership.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, international conflicts, and the novel coronavirus (“COVID-19”) on business operations, employment, and financial conditions; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond and governmental issuer loan portfolio held by the Partnership; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.